UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

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LCNB Corp.

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LCNB CORP.

P.O. Box 59

Lebanon, Ohio 45036

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

APRIL 24, 2012

TO THE SHAREHOLDERS OF LCNB CORP.:

You are cordially invited to attend the annual meeting of the shareholders of LCNB Corp. to be held on April 24, 2012 at 10:00am EDT at the principal executive offices of LCNB Corp. at 2 North Broadway, Lebanon, Ohio 45036, for the purpose of considering and acting on the following:

1.

Electing Class I directors to serve until the 2015 annual meeting.

2.

Ratifying the appointment of J.D. Cloud & Co., LLP as the independent registered public accounting firm for the Company.

3.

Transacting such other business as may properly come before the meeting or any adjournment thereof.

Shareholders of record at the close of business on March 1, 2012 will be entitled to vote at the meeting.

By Order of the Board of Directors

_______________________________

Stephen P. Wilson

Chief Executive Officer

March 6, 2012

IMPORTANT

A proxy statement and proxy are submitted herewith.  As a shareholder, you are urged to complete and mail the proxy promptly whether or not you plan to attend this annual meeting in person.  The proxy is revocable at any time prior to the exercise thereof by written notice to the company, and shareholders who attend the annual meeting may withdraw their proxies and vote their shares personally if they so desire.

PROXY STATEMENT

LCNB CORP.

P.O. Box 59

Lebanon, Ohio 45036

ANNUAL MEETING OF SHAREHOLDERS

April 24, 2012

INTRODUCTION

The enclosed proxy is solicited by the Board of Directors of LCNB Corp. (also referred to as "LCNB" or the "Company"), in connection with the annual meeting of shareholders to be held on April 24, 2012 at 10:00am EDT at the principal executive offices of LCNB located at 2 North Broadway, Lebanon, Ohio 45036, or at any adjournments thereof.

The meeting has been called for the following purposes: (i) electing Class I directors to serve until the 2015 annual meeting; (ii) ratifying the appointment of J.D. Cloud & Co., LLP as the independent registered public accounting firm for the Company; and (iii) transacting such other business as may properly come before the meeting or any adjournment thereof.

This Proxy Statement and the accompanying notice of meeting are being mailed to shareholders on or about March 6, 2012.

REVOCATION OF PROXIES, DISCRETIONARY

AUTHORITY AND CUMULATIVE VOTING

LCNB Common Stock can be voted at the annual meeting only if the shareholder is represented by proxy or is present in person.  Shareholders who execute proxies retain the right to revoke them at any time.  Unless so revoked, the shares represented by such proxies will be voted at the meeting and all adjournments thereof.  Proxies may be revoked by: (i) written notice to the Secretary of LCNB (addressed to LCNB Corp., P.O. Box 59, Lebanon, Ohio 45036, Attention: Secretary); (ii) by the filing of a later dated proxy prior to a vote being taken on a particular proposal at the meeting; or (iii) in open meeting at any time before it is voted.

Proxies solicited by the Board of Directors (the "Board") will be voted in accordance with the directions given therein.  Where no instructions are indicated, properly executed proxies will be voted (i) for the election of the nominees for Class I directors, and (ii) for the ratification of the appointment of J.D. Cloud & Co., LLP as the independent registered public accounting firm for the Company.  The proxy confers discretionary authority on the persons named therein to vote with respect to (i) the election of any person as a director where the nominee is unavailable or unable to serve, (ii) matters incident to the conduct of the meeting and (iii) any other business that may properly come before the meeting or any adjournments thereof.  At this time, it is not known whether there will be cumulative voting for the election of directors at the meeting.  If any shareholder demands cumulative voting for the election of directors at the meeting, your proxy will give the individuals named on the proxy full discretion and authority to vote cumulatively, and in their sole discretion, to allocate votes among any or all of the nominees, unless authority to vote for any or all of the nominees is withheld.

PERSON MAKING THE SOLICITATION

The enclosed proxy is being solicited by LCNB, and the cost of soliciting proxies will be borne by LCNB.  In addition to use of the mails, proxies may be solicited personally or by telephone or facsimile by directors, officers and employees of LCNB who will receive no compensation in addition to their regular compensation.

VOTING SECURITIES AND PRINCIPAL HOLDERS

Each of the shares of LCNB common stock (the "Common Stock") outstanding on March 1, 2012, the record date of the meeting, is entitled to one vote on all matters coming before the meeting.  As of March 1, 2012, LCNB had 6,705,590 shares of Common Stock issued and outstanding.  Only shareholders of record on the books of the Company on March 1, 2012 will be entitled to vote at the meeting either in person or by proxy.  The presence at the meeting of at least a majority of the shares, in person or by proxy, will be required to constitute a quorum at the meeting.

Shareholders of LCNB have cumulative voting rights in connection with the election of directors if notice is given to the president, a vice-president or the secretary of LCNB, not less than 48 hours before the time fixed for holding the meeting, that any shareholder desires that the voting be cumulative.  Cumulative voting rights enable a shareholder to cumulate his or her voting power to give one candidate as many votes as the number of directors to be elected multiplied by the number of shares of Common Stock owned by that person, or to distribute his votes on the same principal among two or more candidates as the shareholder sees fit.  If any shareholder demands cumulative voting for the election of directors at the meeting, your proxy will give the individuals named on the proxy full discretion and authority to vote cumulatively, and in their sole discretion, to allocate votes among any or all of the nominees, unless authority to vote for any or all of the nominees is withheld.

As of December 31, 2011, the wholly-owned subsidiary of LCNB, LCNB National Bank (the "Bank"), beneficially owned 12.95% of LCNB's Common Stock through the operations of the Bank's Trust Department.  Under Section 13(d) of the Securities Exchange Act of 1934 and the rules promulgated thereunder, a beneficial owner of a security is any person who, directly or indirectly, has or shares voting power or investment power over such security.

The table below further describes the beneficial ownership of Common Stock by the Bank

.

Name of Beneficial

Number of Shares of Common Stock

Percentage of

                      Owner

            Beneficially Owned

         Common Stock

LCNB National Bank

   868,371(1)

  12.95%

(1)

The shares of Common Stock reflected in this table are held in trust, agency or custodial capacities by LCNB National Bank.  In its capacity, LCNB National Bank has shared power to vote and/or dispose of the shares reflected in this table.

There has been no change in control of LCNB since the date of the holding company conversion in 1999 effected through the merger between LC Interim Bank, a wholly-owned subsidiary of the Company, and the Bank pursuant to which all of the shareholders of the Bank became all of the shareholders of the Company in the same proportion as their prior interests in the Bank.

The following table sets forth, as of December 31, 2011, the ownership of Common Stock by management of LCNB, including (i) the Common Stock beneficially owned by each director, nominee for director and named executive officer of LCNB and (ii) the Common Stock beneficially owned by all officers, directors and nominees for director as a group.

Name, Position(s) of Beneficial Owner or Director	Number of Shares of Common Stock Beneficially Owned(1)	Percent of Common Stock Outstanding

Stephen P. Wilson(2) Chairman, CEO	142,374	2.12%
Spencer S. Cropper(3) Director	20,980	0.31%
Kathleen Porter Stolle(4) Director, Secretary	51,830	0.77%
George L. Leasure(5) Director, Assistant Secretary	34,590	0.52%
William H. Kaufman(6) Director	72,505	1.08%
Steve P. Foster Director, President	23,585	0.35%
Anne Krehbiel Director	3,500	0.05%
Rick L. Blossom Director	2,000	0.03%
Bernard H. Wright, Jr.(7) Senior Executive Vice President	68,391	1.02%
Eric J. Meilstrup Executive Vice President	7,097	0.11%
Leroy F. McKay Executive Vice President	9,431	0.14%
Robert C. Haines II Executive Vice President, Chief Financial Officer	2,866	0.04%

Matthew P. Layer Executive Vice President	4,251	0.06%

All directors and officers as a group (13 persons)	443,400	6.61%

(1)

The Securities and Exchange Commission has defined "beneficial owner" of a security to include any person who has or shares voting power or investment power with respect to any such security or who has the right to acquire beneficial ownership of any such security within 60 days.  The number of shares listed for each person includes shares held in the name of spouses, minor children, certain relatives, trusts or estates whose share ownership under the beneficial ownership rules of the Securities and Exchange Commission is to be aggregated with that of the director or officer whose share ownership is shown.

(2)

Includes 110,980 shares held jointly with Mr. Wilson’s spouse.

(3)

Does not include 654 shares held in a Family Limited Partnership in which Mr. Cropper owns 0.25% interest.

(4)

Includes 30,400 shares held in an irrevocable trust of which Ms. Stolle is one of several beneficiaries.

(5)

Includes 34,590 shares held in trust.

(6)

Includes 33,200 shares held in trust, 16,800 shares held jointly with Mr. Kaufman's spouse, and 6,200 shares owned by Mr. Kaufman's spouse.

(7)

Includes 3,240 shares held by Mr. Wright’s spouse and 7,200 shares held in a trust of which Mr. Wright is a trustee, but not a beneficiary. Does not include 90,000 shares held as Co-Trustee of a charitable trust.

On January 9, 2009, LCNB entered into an agreement with the U.S. Department of the Treasury under the Troubled Assets Relief Program Capital Purchase Program, pursuant to which LCNB received $13.4 million in exchange for 13,400 shares of LCNB's Fixed Rate Cumulative Perpetual Preferred Stock, Series A, and a ten-year warrant to purchase up to 217,063 shares of LCNB's common stock at an initial exercise price of $9.26 per share.  On October 21, 2010, LCNB repurchased the preferred stock from the Treasury Department for $13,522,833.33, the repayment of the initial capital received from the Treasury Department by LCNB plus any dividends accrued and unpaid at that point.  The Treasury Department sold its stock warrant to investors as part of an auction.  The warrants were purchased by Stieven Financial Investors, L.P., which holds a warrant to purchase up to 184,985 shares of LCNB’s common stock and Stieven Financial Offshore Investors, Ltd., which holds a warrant to purchase up to 32,078 shares of LCNB’s common stock.  The exercise price for the warrants remains $9.26 per share.  For additional information regarding these transactions, see the Current Reports on Form 8-K filed by LCNB on January 9, 2009 and October 21, 2009.

ITEMS OF BUSINESS TO BE VOTED ON BY SHAREHOLDERS

PROPOSAL 1.   ELECTION OF DIRECTORS

LCNB's Regulations provide that its business shall be managed by a board of directors of not less than five nor more than fifteen persons.  LCNB's Articles of Incorporation divide such directors into three classes as nearly equal in number as possible and set their terms at three years.  The board of directors currently has eight members, with Class I having two members, Class II having three members, and Class III having three members.

Assuming that at least a majority of the issued and outstanding Common Shares are present at the meeting so that a quorum exists, the nominees for director of LCNB receiving the most votes will be elected as directors.

The Board of Directors has nominated:

Stephen P. Wilson

Spencer S. Cropper

The nominees have been nominated to serve as Class I directors until the 2015 annual meeting of shareholders and until their respective successors are elected and qualified.  Messrs. Wilson and Cropper are incumbent directors whose present terms will expire at the 2012 annual meeting.

Please see the narrative under the heading “Director and Nominee Qualifications” beginning on page 8 of this proxy statement for additional discussion of the qualifications of each director nominee and continuing director.

It is intended that common shares represented by the accompanying form of proxy will be voted for the election of the nominees, unless contrary instructions are indicated as provided on the proxy card. If you do not wish your shares to be voted for particular nominees, please so indicate on the proxy card. If one or more of the nominees should at the time of the meeting be unavailable or unable to serve as a director, the shares represented by the proxies will be voted to elect the remaining nominees and any substitute nominee or nominees designated by the Board of Directors.  The Board of Directors knows of no reason why any of the nominees will be unavailable or unable to serve.  At this time, it is not known whether there will be cumulative voting for the election of directors at the meeting.  If any shareholder properly demands cumulative voting for the election of directors at the meeting, your proxy will give the individuals named on the proxy full discretion and authority to vote cumulatively and in their sole discretion to allocate votes among any or all of the nominees, unless authority to vote for any or all of the nominees is withheld.

The following table sets forth information concerning the nominees for the Class I directors of LCNB.

Name	Age	Principal Occupation	Positions Held with LCNB	Director of LCNB or Bank Since	Term to Expire
Stephen P. Wilson	61	Banker, CEO and Chairman of the Board of the Bank	Director, CEO, Chairman of the Board	1982	2012
Spencer S. Cropper	39	Certified Public Accountant for Stolle Properties, Inc.	Director	2006	2012

The Board of Directors recommends that shareholders vote FOR the election of the nominees.

PROPOSAL 2.  RATIFICATION OF THE APPOINTMENT OF J.D, CLOUD & CO., LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE COMPANY

The Audit Committee of the Board of Directors of the Company has selected J.D. Cloud & Co., LLP, 1100 Mercantile Center, 120 East Fourth Street, Cincinnati, Ohio, as the Company’s independent registered public accounting firm to perform the audit of the Company’s financial statements and internal controls over financial reporting for the fiscal year ending December 31, 2012.  J.D. Cloud was the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2011 and has served the Company in that role since the 1940s.

Representatives from J.D. Cloud are expected to attend the 2012 annual meeting. They will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate shareholder questions.

We are asking our shareholders to ratify the selection of J.D. Cloud as the Company’s independent registered public accounting firm.  Although ratification of the appointment is not required by law, the Company’s Regulations, or otherwise, the Board is submitting the selection of J.D. Cloud to our shareholders for ratification as a matter of good corporate practice.  Even if the selection is ratified, the Audit Committee, in its discretion, may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interest of the Company and our shareholders.

It is intended that the common shares represented by the accompanying form of proxy will be voted for the resolution ratifying the appointment of J.D. Cloud as LCNB’s independent registered public accounting firm, unless contrary instructions are indicated as provided on the proxy card.  If you do not wish your shares to be voted for the resolution, please so indicate on the proxy card.

The Board of Directors recommends that shareholders vote FOR the following resolution:

“RESOLVED, That action by the Audit Committee appointing J.D. Cloud & Co., LLP, 1100 Mercantile Center, 120 East Fourth Street, Cincinnati, Ohio, as the Company’s independent registered public accounting firm to conduct the annual audit of the financial statements of the Company and its subsidiaries for the fiscal year ending December 31, 2012 is hereby ratified, confirmed and approved.”

DIRECTORS AND EXECUTIVE OFFICERS

Except for the beneficial ownership by the Bank of 12.95% of LCNB's Common Stock previously discussed in this Proxy Statement, to LCNB's knowledge, no director, officer or affiliate of LCNB is the owner of record or beneficially of more than 5% of LCNB's Common Stock, or any associate of any such director, officer, affiliate of LCNB or security holder, is an adverse party to LCNB or any of its subsidiaries or has a material interest that is adverse to LCNB or any of its subsidiaries.

The following table sets forth information concerning the directors of LCNB and the executive officers of LCNB.  Included in the table is information regarding each person's principal occupation or employment during the past five years.

Name, Age	Principal Occupation	Positions Held with LCNB	Director of LCNB or Bank Since	Term to Expire
Stephen P. Wilson, 61	Banker, CEO and Chairman of the Board of the Bank	Director, CEO, Chairman of the Board	1982	2012
Kathleen Porter Stolle, 64	Attorney at Law	Director, Secretary	1994	2013
George L. Leasure, 79	Chairman and Director of GMi Companies	Director, Assistant Secretary	1994	2014
William H. Kaufman, 68	Attorney at Law, Kaufman & Florence	Director	1982	2014
Rick L. Blossom, 64	Consultant, managing partner of Reality Check LLC and former CEO, President and Chairman of the Board of Second Bancorp, Inc. and Second National Bank of Warren, Ohio	Director	2004	2014
Spencer S. Cropper, 39	Certified Public Accountant for Stolle Properties, Inc.	Director	2006	2012
Anne E. Krehbiel, 56	Attorney at Law, Krehbiel Law Office	Director	2010	2013
Steve P. Foster, 59	Banker	Director, President	2005	2013
Bernard H. Wright, Jr., 63	Banker	Senior ExecutiveVice President, Trust Officer	NA	NA
Eric J. Meilstrup, 44	Banker	Executive Vice President, Cashier	NA	NA
Leroy F. McKay, 60	Banker	Executive VicePresident, Trust Officer	NA	NA

Robert C. Haines II, 39	Banker	Executive Vice President, Chief Financial Officer	NA	NA
Matthew P. Layer, 49	Banker	Executive Vice President	NA	NA

Director and Nominee Qualifications

The Nominating Committee of our Board of Directors considers candidates to fill new directorships created by expansion and vacancies that may occur and makes recommendations to the Board of Directors with respect to such candidates.  The Board has not adopted a policy with respect to minimum qualifications for directors, rather the Nominating Committee evaluates each individual in the context of the board as a whole and with the objective of recommending a group of persons that can best implement our business plan, perpetuate our business and represent shareholder interests.  The committee, in making its nominations, considers all relevant qualifications of candidates for board membership, including, among other things, factors such as an individual’s business experience, industry knowledge and experience, financial background, breadth of knowledge about issues affecting the Company, public company experience, regulatory experience, diversity, current employment and other board memberships, and whether the candidate will be independent under the listing standards of the Nasdaq Stock Market.  In some cases, the Nominating Committee may require certain skills or attributes, such as financial or accounting experience, to meet specific Board needs that arise from time to time.  In the case of incumbent directors whose terms of office are set to expire, the committee also reviews such director's overall service to the Company during his or her term and any relationships and transactions that might impair such director's independence.

While the Company does not have a formal diversity policy for Board membership, the Board seeks directors who represent a mix of backgrounds and experiences that will enhance the quality of the Board’s deliberations and decisions.  The Nominating Committee considers, among other factors, diversity with respect to viewpoint, skills, experience and community involvement in its evaluation of candidates for Board membership.  Such diversity considerations are discussed by the Nominating Committee in connection with the general qualifications of each potential nominee.

Class I Directors (Terms Expire in 2012)

Stephen P. Wilson is a current director and Chairman and CEO of LCNB Corp. and LCNB National Bank. He joined the LCNB staff in 1975 and the LCNB Board of Directors in 1982. He is the Immediate Past Chairman of the American Bankers Association and a former board member of the Federal Reserve Bank of Cleveland.  Mr. Wilson serves on the Appraisal Committee, Trust Investment Committee, Bond Committee, Bank Building Committee, Loan Committee, and the Pension Committee.

Mr. Wilson is a board member and treasurer of AAA Cincinnati, a board member of Harmon Civic Trust, a trustee of the Ralph J. Stolle Countryside YMCA, a board member of the Warren County Foundation, and a member of the Area Progress Council. He is an active member of the Lebanon United Methodist Church.

Through his extensive tenure on the Board and as an executive with the Company, Mr. Wilson has developed unique insights into the business activities of the Company and its subsidiary and provides the Board with information as to the operations of each, identifying near and long-term challenges and opportunities for the Company.

Spencer S. Cropper is a current director and is employed by Stolle Properties, Inc., a subsidiary of the Ralph J. Stolle Company, and currently serves on the company’s Board of Directors.  He joined the LCNB Board of Directors in 2006.  Mr. Cropper serves on the Audit Committee, the Bond Committee, the Pension Committee, the Loan Committee, and the Nominating and Compensation Committee.

Mr. Cropper is a Certified Public Accountant, a member of the Ohio Society of Certified Public Accountants and a member of the American Institute of Certified Public Accounts.  He serves on the Board of Directors for the Ralph J. Stolle Countryside YMCA, as well as Chairman of the Board of Trustees of the Warren County Foundation.

Mr. Cropper brings to the Board relevant experience in accounting and financial matters.

Class II Directors (Terms Expire in 2013)

Steve P. Foster is a current director and President of both LCNB Corp. and LCNB National Bank.  He joined the LCNB staff in 1977 and has served as internal auditor, branch manager, and loan officer. He started the Information Technology Department and, more recently, served as Chief Financial Officer. He was elected to the LCNB Board of Directors in 2005 and serves on the Trust Investment Committee, the Building Committee, the Bond Committee, the Pension Committee, and the Loan Committee.

Through his long management tenure with the Company and the Bank, Mr. Foster provides the Board with information gained from direct management of the operations of the Company and the Bank.  Further, in his leadership positions in financial areas, he has developed business knowledge and understanding across our operations.

Kathleen Porter Stolle is a current director and was elected to the Board of Directors in 1994. She serves as Secretary as well as being a member of the Trust Investment Committee, the Bond Committee, the Loan Committee, the Compensation Committee and the Nominating Committee.

Mrs. Stolle is an attorney and formerly served as a Judge in the Warren County Court.  Additionally, Mrs. Stolle is active in many Warren County civic and charitable organizations.

Mrs. Stolle provides the Board relevant experience in legal matters and an institutional knowledge of the operations and business activities of the Company gained through her long tenure on the board.

Anne E. Krehbiel is a current director who joined the Board in 2010.  Ms. Krehbiel is an attorney, who received her law degree from the University of Cincinnati in 1980, and has practiced law at her firm, Krehbiel Law Office, in Lebanon, Ohio since 1989.  She is certified as an Estate Planning, Trust and Probate Law Specialist.  Ms. Krehbiel serves on the Audit Committee, the Building Committee, Bond Committee, Loan Committee, the Nominating Committee and the Compensation Committee.

Ms. Krehbiel serves on a number of organizations including: Harmon Civic Trust; the Warren County Bar Association, of which she is a former president; and Lebanon Rotary International.  She also volunteers as a swimming official in Southwestern Ohio.

Ms. Krehbiel brings to the Board relevant experience in legal matters, valuable insights and business experience from running her own law firm and an extensive involvement in the communities served by the Company and its subsidiaries.

Class III Directors (Terms Expire in 2014)

George L. Leasure is a current director who joined the Board in 1994.  He founded Ghent Mfg., Inc. in 1976 and now serves as its Chairman and director.  The company manufactures chalkboards, markerboards and related products.  Mr. Leasure serves on the Bond Committee, the Loan Committee, the Compensation Committee, the Nominating Committee, and the Trust Investment Committee.

Mr. Leasure is active in many Warren County civic and charitable organizations including serving on the Board of Trustees for the Countryside YMCA and as a member of the Area Progress Council.

Mr. Leasure’s executive and management experience have equipped him to contribute to the Board’s oversight of management and business activities.

William H. Kaufman is a current director and an attorney and senior partner of Kaufman and Florence Law Office located in Lebanon.  He began his legal career as an attorney with the law firm of Young and Jones, whose office was located in the Bank building.  He is also a partner in William & Mary Antiques and Jewelry.

Mr. Kaufman joined the LCNB Board of Directors in 1982 and serves on the Bond, Loan, and Bank Building Committee’s.  He also oversees all normal legal matters and real estate closings for the Bank.

Mr. Kaufman provides the Board with relevant experience in legal matters and, through his long tenure on the board, an institutional knowledge of the operations of the Company and its subsidiaries.

Rick L. Blossom is a current director and has spent 24 years in the banking and financial industry.  Prior to joining the Board in November, 2004, he served as President and Chief Executive

Officer of First National Bank of Southwestern Ohio in Hamilton, and senior vice president of the parent company, First Financial Bancorp.  He retired from that position and joined Second Bancorp, Inc. where he served as chairman, president, and chief executive officer of Second National Bank of Warren, Ohio. He now serves as managing partner of Reality Check LLC, which provides consulting services to financial institutions and private enterprises.  Mr. Blossom serves on the Audit Committee, the Bond Committee, the Pension Committee, the Loan Committee, and the Nominating and Compensation Committee.

With over two decades of experience in the banking and financial services industries, Mr. Blossom provides valuable insights and industry knowledge that assist with management of the business and the development of customer relationships.  Additionally, Mr. Blossom serves as the Company’s financial expert as defined by the Sarbanes-Oxley Act.

Board Leadership Structure and Risk Management

The Board currently combines the role of Chairman of the Board with the role of Chief Executive Officer.  The Board believes this provides an efficient and effective leadership model for the company and facilitates Board to management communications.  The Chief Executive Officer is the individual selected by the Board of Directors to manage the Company on a day to day basis, and his direct involvement in the Company’s operations makes him best positioned to lead productive Board strategic planning sessions and determine the time allocated to each agenda item in discussions of the Company’s short- and long-term objectives.  Combining the Chairman and CEO roles fosters clear accountability, effective decision-making, and alignment on corporate strategy.  However, no single leadership model is right for all companies and at all times.  The Board recognizes that, depending on the circumstances, other leadership models, such as a separate independent Chairman of the Board, might be appropriate. Accordingly, the Board periodically reviews its leadership structure.

The Board of Directors is responsible for consideration and oversight of risks facing the Company and is responsible for ensuring that material risks are identified and managed appropriately.  Several oversight functions are delegated to committees of the Board with such committees regularly reporting to the full Board the results of their respective oversight activities.  For example, the Audit Committee meets periodically with management in order to review the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures.  As part of this process, the Audit Committee reviews management’s risk-assessment process and reports its findings to the full Board.  Also, the Compensation Committee periodically reviews the most important enterprise risks to ensure that compensation programs do not encourage excessive risk-taking.  Additional review or reporting on enterprise risks is conducted as needed or as requested by the Board or Board committee.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

LCNB has engaged and intends to continue to engage in the lending of money through the LCNB National Bank, its wholly-owned subsidiary, to various directors and officers of the Company.  These loans to such persons were made in the ordinary course of business and in compliance with applicable banking laws and regulations, on substantially the same terms, including interest rates and collateral, as prevailing at the time for comparable transactions with other persons and do not involve more than a normal risk of collectability or other unfavorable features.

In addition to those banking transactions conducted in the ordinary course, the Bank was involved in the related transactions described below.  Each of these transactions was made on terms similar to those that could have been negotiated with an unaffiliated third party.

The Bank retained the law firm of Kaufman & Florence during 2011 for legal services in connection with various matters arising in the course of the Bank's business.  William H. Kaufman, a director of LCNB, is a partner in Kaufman & Florence.  Additionally, customers of the Bank are charged for certain legal services provided by Mr. Kaufman's firm in the preparation of various documents.  The Bank contemplates using Mr. Kaufman's firm in the future on similar terms, as needed.

The Company does not have a written process of approval and ratification of related party transactions.  However, the Company does adhere to an unwritten policy, whereby before the Company or the Bank enters into any transaction for which the value of the transaction is expected to be at least $120,000, and an interested party in the transaction is a director, executive officer, an immediate family member of a director or officer, or a shareholder owning 5 percent or greater of the Company's outstanding stock, the Board of Directors must review and approve the transaction.  In reviewing the potential transaction, the directors will consider the fairness of the transaction to the Company, whether the transaction would or could compromise the interested party's independence and judgment, the best interests of the Company, and such other factors determined advisable by the Board of Directors.  In 2011, the Board of Directors reviewed and approved of the related party transaction with Mr. Kaufman's firm, as described above.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires LCNB's officers and directors and persons who own more than 10% of a registered class of LCNB's equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission.  Officers, directors and greater than 10% shareholders are required to furnish LCNB with copies of all Section 16(a) forms they file.  During 2011, Kathleen Porter Stolle and Bernard H. Wright, Jr., and in 2012, Stephen P. Wilson inadvertently missed the deadline to file the disclosure filing of certain transactions on Form 4 (a statement reporting changes in beneficial ownership). However, such transactions were promptly disclosed by virtue of the filing of the appropriate forms with the SEC.  Based solely on LCNB’s review of the section 16(a) forms received by it and by statements of officers and directors concerning their compliance with the applicable filing requirements, and with the exceptions as noted above, the officers, directors and greater than 10% beneficial owners of LCNB have complied with all applicable filing requirements.

BOARD OF DIRECTORS MEETINGS AND COMMITTEES

In the fiscal year ended December 31, 2011, the Board of Directors met on 7 occasions.  The directors collectively attended 93% of such meetings and no director attended less than 75% of the meetings.  The Company encourages its directors to attend the Annual Meeting of the Shareholders, and in 2011, all eight directors attended the meeting.  Directors do not receive any compensation from LCNB for their service on the Board of Directors of LCNB.  However, each director of LCNB also serves as a director of LCNB National Bank, the banking subsidiary of LCNB, which meets twice per month, for which each is compensated at a rate of $14,000 annually.  In addition, non-employee directors who serve on committees of the Board of Directors receive $150 for each committee meeting attended.  Further, the directors participate like the employees of the Company in the Non-Equity Incentive Plan of the Company, and thus receive cash compensation based upon the success of the Company over the previous year.  In 2011, the directors each received compensation under this plan equal to 11.5% of their annual base compensation and committee meeting fees earned during 2011.

The table below summarizes all compensation paid to the directors of LCNB for their services as directors during fiscal year 2011.

Director Compensation
Name	Fees Earned or Paid in Cash ($) (1)	Non-Equity Incentive Plan Compensation ($)(2)	Total ($)
Stephen P. Wilson	$14,000	$1,610	$15,610
Spencer S. Cropper	$15,050	$1,731	$16,781
Kathleen Porter Stolle	$17,450	$2,007	$19,457
George L. Leasure	$17,300	$1,989	$19,289
William H. Kaufman	$14,000	$1,610	$15,610
Steve P. Foster	$14,000	$1,610	$15,610
Anne E. Krehbiel	$15,200	$1,748	$16,948
Rick L. Blossom	$15,350	$1,765	$17,115

(1)

The compensation paid to the directors of LCNB includes committee fees as follows: S. Cropper, $1,050; K. Stolle, $3,450; G. Leasure, $3,300; A. Krehbiel, $1,200; and R. Blossom, $1,350. Mr. Wilson, Mr. Kaufman, and Mr. Foster are not independent directors and do not receive committee fees.

(2)

The directors, in addition to their base and committee fees, receive a cash award that corresponds to the Bank’s Non-Equity Incentive Plan. The percentage awarded to the officers is used to calculate the directors’ cash award that year.  The award is paid in the following year. This percentage is multiplied by the directors’ base fee plus the committee fee to arrive at the award. The percentage used for the award paid in 2011 was 11.5%.

The Company has an Audit Committee that serves in a dual capacity as the Audit Committee of the Bank.  The members of the Audit Committee are Spencer S. Cropper, Anne E. Krehbiel, and Rick L. Blossom.  The Audit Committee met a total of 5 times in 2011.  All of the members of the Audit Committee are independent directors.  Mr. Blossom serves as the financial expert as defined by the Sarbanes-Oxley Act.  The Audit Committee is responsible for engaging independent auditors, reviewing with the independent auditors the plans and results of the audit, and reviewing the adequacy of the Bank's internal accounting controls.  The Board of Directors of the Company has adopted a written charter for the Audit Committee.

The Bank also has a Building Committee, Appraisal Committee, Nominating Committee, Trust Committee, Bond Committee, Pension Committee, and Loan Committee.  Each of these committees meet as needed. The Building Committee reviews the facility needs and repair and improvement issues of the Bank and its branch and other office buildings.  The members of the Building Committee are Stephen P. Wilson, Anne E. Krehbiel, Steve P. Foster, and William H. Kaufman.  The Appraisal Committee reviews the appraisals conducted by the Bank's real estate appraisers to insure that the appraisals are consistent and accurate.  The members of the Appraisal Committee are Stephen P. Wilson, Peter Berninger, Matt Layer and Timothy Sheridan.  The Trust Committee reviews the various trusts accepted by the Trust Department of the Bank, reviews trust investments and advises the trust officers in department operations.  The members of the Trust Committee are Stephen P. Wilson, Kathleen Porter Stolle, Bernard H. Wright,

Jr., Leroy F. McKay, George L. Leasure, S. Diane Ingram, Melanie K. Crane, Bradley Ruppert, Rebecca Roess, Amy Kobes and Steve P. Foster.  The Bond Committee reviews the adequacy of the Bank's blanket bond coverage and recommends any changes in coverage to the Board of Directors of the Bank. The Bond Committee consists of the entire Board of Directors of the Bank.  The Pension Committee reviews the Bank’s defined benefit pension plan.  The members of the Pension Committee are Stephen P. Wilson, Rick L. Blossom, Spencer S. Cropper, Steve P. Foster, and Robert C. Haines II.  The Loan Committee reviews the lending procedures of the Bank and reviews and approves requests for loans in excess of the established lending authority of the officers of the Bank.  The Loan Committee consists of the entire Board of Directors of the Bank.

The Nominating Committee consists of all five of the Company's independent directors: Spencer S. Cropper, Kathleen Porter Stolle, George L. Leasure, Anne E. Krehbiel, and Rick L. Blossom.  The Nominating Committee met 2 times in 2011 and does not have a charter.  Decisions concerning nominees for the Board of Directors will be made by the nominating committee and ratified by the entire Board. The Board has not adopted a policy with respect to minimum qualifications for board members.  However, in making its nominations, the committee considers, among other things, an individual's business experience, industry experience, financial background, breadth of knowledge about issues affecting the Company, time available for meetings and consultation regarding Company matters and other particular skills and experience possessed by the individual.  Please see the narrative under the heading “Director and Nominee Qualifications” beginning on page 8 of this proxy statement for additional discussion of the nomination process.

Historically, the Company has not engaged third parties to assist in identifying and evaluating potential nominees, but would do so in those situations where particular qualifications are required to fill a vacancy and the Board’s contacts are not sufficient to identify an appropriate candidate.

The Company has not received director candidate recommendations from its shareholders and, as such, does not have a formal policy regarding consideration of such recommendations.  However, any recommendations received from shareholders will be evaluated in the same manner that potential nominees suggested by Board members are evaluated.  The Company does not intend to treat shareholder recommendations in any manner different from other recommendations.  Shareholders may send director nomination recommendations to Stephen P. Wilson at P.O. Box 59, Lebanon, Ohio 45036.

The Bank has a designated Compensation Committee, which met 2 times in 2011 and does not have a charter.  This committee consists of the independent directors of the Bank: Spencer S. Cropper, Kathleen Porter Stolle, George L. Leasure, Anne E. Krehbiel, and Rick L. Blossom.  The committee makes compensation recommendations to the Board of Directors for consideration, as further described in the "Compensation of Executive Officers" section below.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

In 2011, no executive officer of the Company served on the Board of Directors or compensation committee of any entity that compensates any member of the Company's compensation committee.

SHAREHOLDER COMMUNICATION WITH BOARD MEMBERS

The Company maintains contact information, both telephone and email, on its website under the heading “Contact LCNB.”  By following the Contact link, a shareholder will be given access to the

Company’s toll-free telephone number and mailing address as well as a link to the Corporate email address for providing email correspondence.  Communications sent to that Corporate email address and specifically marked as a communication for the Board will be forwarded to the Board or specific members of the Board as directed in the shareholder communication.  In addition, communications received via telephone for the Board of Directors are forwarded to the Board by an officer of the Company.  In addition, shareholders may send communications to the Board or any of its members by sending such communications to the Company, c/o Secretary at P.O. Box 59, Lebanon, Ohio 45036.

CODE OF ETHICS

The Board of Directors has adopted a Code of Business Conduct and Ethics applicable to all directors, officers, and employees and a Code of Ethics applicable to the Company’s Chief Executive Officer, Chief Financial Officer and Controller. These codes of ethics are included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors of the Company is composed of three independent directors.  The responsibilities of the Audit Committee are set forth in the revised charter of the Audit Committee which was adopted by the Board of Directors of the Company on February 17, 2004. The Audit Committee reviews and revises if necessary the Audit Charter at least annually and presents it to the Board of Directors for approval.  The Audit Committee, among other matters, is responsible for the annual appointment and supervision of the independent public accountants, and reviews the arrangements for and the results of the auditors’ examination of the Company’s books and records and auditors’ compensation.  The Audit Committee reviews the Company’s accounting policies, internal control procedures and systems and compliance activities.

The Audit Committee has reviewed and discussed the audited consolidated financial statements with management.  The committee has also reviewed and discussed with J.D. Cloud & Co. LLP ("J.D. Cloud") their independence as auditors, as required to be discussed by SAS 61, as it may be modified or supplemented.

The Audit Committee also has received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committee), as may be modified or supplemented, and, as required, has discussed with J.D. Cloud its independence.

Based on the foregoing discussions, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2011.

This report has been submitted by the Audit Committee:

Rick L. Blossom

    Spencer S. Cropper

Anne E. Krehbiel

MARKET PRICE OF STOCK AND DIVIDEND DATA

Holders and Market Information

LCNB had approximately 667 registered holders of its Common Stock as of December 31, 2011.  The number of shareholders includes banks and brokers who act as nominees, each of whom may represent more than one shareholder.  The Common Stock is currently traded on the NASDAQ Capital Market under the symbol “LCNB”.  Several market-makers facilitate the trading of the shares of Common Stock.  Trade prices for shares of LCNB Common Stock, reported through registered securities dealers, are set forth below.  Trades have occurred during the periods indicated without the knowledge of LCNB.

The trade prices shown below are interdealer without retail markups, markdowns or commissions.

2011	High	Low
First Quarter	$12.25	$11.56
Second Quarter	$13.00	$11.70
Third Quarter	$14.22	$11.85
Fourth Quarter	$13.70	$12.22

2010	High	Low
First Quarter	$12.50	$10.50
Second Quarter	$13.00	$10.34
Third Quarter	$12.50	$11.25
Fourth Quarter	$12.35	$11.20

On January 9, 2009, LCNB entered into an Agreement and related Securities Purchase Agreement—Standard Terms (the “CPP Agreement”) with the U.S. Department of the Treasury (“Treasury”) under Treasury’s Troubled Assets Relief Program Capital Purchase Program.  Pursuant to the CPP Agreement, LCNB agreed to issue and sell, and Treasury agreed to purchase, (i) 13,400 shares of LCNB’s Fixed Rate Cumulative Perpetual Preferred Stock, Series A, as so designated by the Board of Directors of LCNB, having a liquidation preference of $1,000 per share (the “Senior Preferred Stock”), and (ii) a ten-year warrant to purchase up to 217,063 shares of LCNB’s common stock, no par value per share, at an initial exercise price of $9.26 per share.  The warrant was immediately exercisable upon its issuance and will expire on January 9, 2019.

On October 21, 2010, LCNB repurchased the preferred stock from the Treasury Department for $13,522,833.33, the repayment of the initial capital received from the Treasury Department by LCNB plus any dividends accrued and unpaid at that point.  The Treasury Department sold its stock warrant to investors as part of an auction.  The warrants were purchased by Stieven Financial Investors, L.P., which holds a warrant to purchase up to 184,985 shares of LCNB’s common stock and Stieven Financial Offshore Investors, Ltd., which holds a warrant to purchase up to 32,078 shares of LCNB’s common stock.  The exercise price for the warrants remains $9.26 per share.  For additional information regarding these transactions, see the Current Reports on Form 8-K filed by LCNB on January 9, 2009 and October 21, 2009.

Dividends

The following table presents cash dividends per share of common stock declared and paid in the periods shown.

	2011	2010
First Quarter	$0.160	$0.160
Second Quarter	0.160	0.160
Third Quarter	0.160	0.160
Fourth Quarter	0.160	0.160

Total	$0.640	$0.640

It is expected that LCNB will continue to pay dividends on a similar schedule, to the extent permitted by business and other factors beyond management’s control. LCNB depends on dividends from its subsidiary for the majority of its liquid assets, including the cash needed to pay dividends to its shareholders. National banking law limits the amount of dividends the Bank may pay to the sum of retained net income, as defined, for the current year plus retained net income for the previous two years. Prior approval from the Office of the Comptroller of the Currency, the Bank’s primary regulator, would be necessary for the Bank to pay dividends in excess of this amount. In addition, dividend payments may not reduce capital levels below minimum regulatory guidelines. Management believes the Bank will be able to pay anticipated dividends to LCNB without needing to request approval.

Equity Compensation Plan Information

The Company has an equity incentive plan that provides stock options to certain executive officers. The plan was established in 2002. The Board established the plan to provide an award to certain executive officers after reaching specific earnings and asset growth goals set at the beginning of each year.

The following table summarizes share and exercise price information about LCNB’s equity compensation plans as of March 6, 2012.

Plan Category	(a) Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights	(b) Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	(c) Number of Securities remaining available for future issuance under any equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	138,614 shares	$12.55	61,386 shares
Equity compensation plans not approved by security holders	NA	NA	NA
Total	138,614 shares	$12.55	61,386 shares

COMPENSATION OF EXECUTIVE OFFICERS

Compensation Discussion and Analysis

LCNB has no direct employees.  All officers and other employees performing services for LCNB are employees of the Bank.  The Compensation Committee is a committee of the Board of Directors, made up of the independent members, and is responsible for developing the Bank's executive compensation principles, policies and programs. These include the compensation to be paid to the Chief Executive Officer, Chief Financial Officer and each of the other executive officers of the Company and the Bank.  Stephen P. Wilson, Chief Executive Officer and Chairman of the Board, and Steve P. Foster, President, as directors participate in the deliberations concerning executive officer compensation, however, neither of them participate in the deliberations regarding their personal compensation.

The primary objectives of the Bank's executive officer compensation program are to:

•

Provide a direct link between executive officer compensation and the interests of LCNB and LCNB's shareholders by making a portion of executive officer compensation dependent upon the financial performance of the Bank and the consolidated corporation.

•

Support the achievement of the Bank's annual and longterm goals and objectives as determined by the Bank Board.

•

Establish base salaries targeted at a median level for comparable positions within a comparison group of companies in the banking industry with incentive opportunities designed to pay total compensation that are above the median for above median performance.

•

Provide compensation plans and arrangements that encourage the retention of our proven team of executive officers.

The total compensation package for executive officers of the Company and the Bank includes: base salary, annual cash bonuses which may be deferred, and stock options. Executive officers also receive other employee benefits generally available to all employees.

Generally, the named executive officers of the Bank are employed "at will" without severance agreements or employment contracts.  The Company believes that its compensation levels and structure, as well as the Company's culture and intangibles generally alleviate the need for the Company to have such employment agreements with its named executive officers.

At the April 2011 Annual Meeting, the Company held its first “say-on-pay” advisory shareholder vote on the compensation of LCNB’s named executive officers. The compensation committee noted that the Company’s proposal regarding the say-on-pay vote had broad support among its shareholders. Further, the Company’s shareholders voted to hold an advisory shareholder vote on the compensation of LCNB’s named executive officers once every three years.  Accordingly, the next advisory shareholder vote on the compensation of LCNB’s named executive officers will occur at the 2014 Annual Meeting.

For the fiscal year 2011 and 2012 executive compensation program, no specific component of the program was altered based on the results of the say-on-pay vote.  The compensation committee and the Company’s board of directors believe that the Company’s executive compensation has been appropriately tailored to its business strategies, aligns pay with performance, and reflects best practices regarding executive compensation. The committee will continue to consider shareholder sentiments about the Company’s core principles and objectives when determining executive compensation.

Use of Compensation Consultant

The Compensation Committee engaged an independent, outside compensation consultant, Richard Pease in 2009, to assess its senior-management compensation program and to review executive compensation changes. The compensation consultant reviewed base salary, incentive compensation, long-term stock options and benefits for LCNB executives and provided independent analyses and recommendations to the committee regarding executive compensation.

There is no other relationship between the compensation consultant and LCNB and the Board.  This was the only service provided by the consultant.

Annual Base Salaries

In setting annual salaries for the executive officers, the Compensation Committee does not benchmark the salaries of its named executive officers against the salaries of any peer group of individual entities.  The Compensation Committee does, however, consider the salaries set forth in the Ohio Bankers League Bank Compensation & Benefits Survey in setting the compensation for each of the named executive officers.  The Ohio Bankers League Bank Compensation & Benefits Survey publishes the median and other certain percentile salaries of over 300 financial institutions that take part in its survey of financial institutions in Ohio, Illinois and Missouri.  The survey does not individually identify the financial institutions that participate.  When setting each named executive officer's annual salary, the Compensation Committee starts at the median salary for an equivalent position set forth in this survey, and adjusts the salary for each named executive officer based upon such officer's history with the Company, experience overall, and general skill level.  Named executive officers with long histories with the Company and greater years of experience are generally compensated above the baseline provided by the median salary identified in the survey, while named executive officers with short histories with the Company and less experience are generally compensated below such baseline.  The Compensation Committee uses the median salary from this survey as the starting point in setting the annual base salary for its named executive officers because doing so helps to ensure that the Company's compensation remains competitive and the Company is able to uphold its goal of maintaining stable, effective management.   Finally, the Compensation Committee compares the individual performance of the executive measured against the Board of Directors' previously determined subjective performance objectives for each executive for the previous year.  Taking into consideration all of these factors, the Compensation Committee sets each named executive officer's salary.

Performance Objectives

The Bank Board establishes subjective performance objectives for each executive officer on an annual basis.  The performance objectives are tailored to the particular executive officer's area of responsibility within the Bank.  Achievement performance objectives are used by the Compensation Committee in determining cash bonus awards for the named executive officers, as well as a factor in establishing annual base salaries for each upcoming year.  For fiscal year 2011, the executive officers were evaluated based on their performance in the areas set forth below:

Stephen P. Wilson – Act as the Chief Executive Officer of LCNB, providing leadership and motivation to achieve Board approved goals and objectives. Be a spokesperson for LCNB to shareholders, customers, employees, and the media.  Ensure the integrity of corporate records and various regulatory reports while supervising compliance with all applicable laws and regulations.  Ensure that proper internal controls are in place and followed to protect the integrity of financial reporting. Communicate to the Board the progress toward goals and objectives, compliance issues, policy exceptions, and operational issues and risks.

Steve P. Foster – Act as President of LCNB, participating in setting corporate direction and goals while leading and supporting management in achieving those goals.  Manage all LCNB employees to produce a level of profitability that meets or exceeds budgeted sales and income goals. Insure compliance with all applicable laws and regulations governing banking operations.  Seek profitable opportunities to expand LCNB through internal growth and acquisition.

Bernard H. Wright, Jr. – Act as the Senior Trust Officer of LCNB, supervising the Bank’s trust department to insure compliance with all applicable laws and regulations.  Promote growth in the trust department to insure its future viability and to continue to meet income goals.  Supervise and maximize the return on the security portfolios of the holding company, the Bank, and the trust department. Encourage and supervise the Bank’s brokerage operation. Support shareholder relations by acting as LCNB’s primary contact with LCNB’s transfer agent.  Participate as a member of the Bank’s senior management team to develop direction and goals and assist in communicating and supporting management’s priorities.

Robert C. Haines II – Act as the Chief Financial Officer of LCNB, assuring the integrity and accuracy of corporate financial records and various regulatory reports.  Supervise the internal auditor, manage the relationship with the internal and external audit firms and act as a liaison to the Board of Director’s Audit Committee.  Supervise and direct the Bank’s data processing and item processing functions. Prepare the budget and advise the executive management team and the Board of Directors on progress toward budget goals. Participate as a member of the Bank’s senior management team to develop direction and goals and assist in communicating and supporting management’s priorities.

Leroy F. McKay -  Act as the Executive Vice President and Trust Officer of LCNB, assist with supervising the Bank’s Trust Department to insure compliance with all applicable laws and regulations. Assist in managing the Trust Department to meet or exceed budgeted goals and promote growth to insure its future viability.  Chair the Bank’s Privacy Committee and lead initiatives aimed at protecting customer information and complying with applicable laws and regulations.  Chair the Bank’s CRA Committee and guide the committee in maintaining an outstanding rating.  Participate as a member of the Bank’s senior management team to develop direction and goals and assist in communicating and supporting management’s priorities.

Cash Bonuses and Option Awards

In addition to the payment of base salary and the provision of standard employee benefits, the Bank’s compensation program provides executive officers the opportunity to earn additional compensation in the form of incentive cash bonuses and option awards.

Cash Bonuses

The cash bonus program for executive officers is based on the performance of the Company and the performance of the executive officer in meeting assigned goals for both the Company and the officer personally.  For named executive officers as well as employees of the Bank generally, the Compensation Committee believes that it is important to create an incentive to focus on the profitability and growth of the Company, and so the large majority of bonuses paid to all employees of the Company are based on the Company's performance.  However, realizing that individual performance is not always fully recognizable solely in the Company's performance, the executive officers are also given bonuses based on the achievement of the goals detailed under Performance Objectives that are communicated at the beginning of each year to each executive and are unique to each executive officer’s responsibilities.

In 2011, each named executive officer was eligible to receive a cash bonus based partially on the Company’s performance for 2011 as measured by the return on average assets (ROAA).  Each named executive officer was eligible to receive a cash bonus ranging from 5.50% of that officer’s base salary in the event that the Company’s ROAA was 1.00% and 20% of that officer’s base salary in the event that the Company’s ROAA was 1.8%.  In 2011, the Company’s ROAA was 1.02%, and so the portion of the cash bonus dependent on the Company’s performance received by the named executive officers was 5.5% of their annual base salary.  In 2010, the Company’s ROAA was 1.22%, and so the portion of the cash bonus dependent on the Company’s performance received by the named executive officers was 8.0% of their annual base salary.

The table below sets forth all of the potential bonus amounts tied to ROAA for 2010, 2011, and 2012.

Range of Company’s Return on Average Assets	Cash Bonus as a Percentage of the Named Executive Officer’s Base Salary in 2010, 2011, and 2012
1.8% and above	20%
1.75-1.79%	19.0%
1.70-1.74%	18.0%
1.65-1.69%	17.0%
1.60-1.64%	16.0%
1.55-1.59%	15.0%
1.50-1.54%	14.0%
1.45-1.49%	13.0%
1.40-1.44%	12.0%
1.35-1.39%	11.0%

1.30-1.34%	10.0%
1.25-1.29%	9.0%
1.20-1.24%	8.0%
1.15-1.19%	7.0%
1.10-1.14%	6.5%
1.05-1.09%	6.0%
1.00-1.04%	5.5%
.95-.99%	0%
.90-.94%	0%
.85-.89%	0%
.80-.84%	0%
Below .80%	0%

The other portion of each named executive officer’s cash bonus was awarded based on the achievement of that individual's subjective Performance Objectives set forth above.  In 2010 and 2011, each named executive officer could earn up to an additional 6.00% of his base salary for meeting his individual Performance Objectives.  This additional 6.00% is to further incentivize personal achievement of the Performance Objectives.  As can be seen in the table above, the Compensation Committee correspondingly increased the percentage of ROAA that must be achieved by the Company in order for the named executive officers to achieve the same bonus as a percent of their annual salary.  This change further emphasized individual performance, and decreased bonuses for merely adequate Company performance.

Therefore, the largest cash bonus that a named executive officer would have been able to achieve in 2011 was 11.50% of his annual base salary.  The Company believes that it has set the sliding scale for cash bonus compensation so that some level of bonuses are expected to be earned by the named executive officers based on adequate performance of the Company and of the individual named executive officers, but that significantly larger bonuses will only be achieved by exceptional performance both by the Company and by an individual named executive officer.

Option Awards

The Company has an equity incentive plan that provides stock options to certain executive officers. This plan was established in 2002 with the help of a compensation consultant.  The Compensation Committee has proposed and the Board ratified a formula for determining the number of options to be awarded to executive officers that, in line with promoting the long term growth of the Company as well as the stability of management, provides for executive officers to be able to receive option awards similar in value to the cash bonuses that they receive.  In doing so, the Company uses the following formula:  base salary X matrix factor X 25% / average price per share = options awarded.  The matrix factor used in the formula is derived from a performance matrix created by the Board each year, in December, to be applied for the following year.  The range of matrix factors is from .80 to 1.20.  The y-axis of the matrix is Percentage Growth in Assets Under Management and the x-axis is Earnings Per Share.  "Assets Under Management" means the sum of LCNB total assets, trust and investment assets managed, mortgage loans serviced, business cash management and brokerage account assets.  The intersection on the matrix of the Bank’s actual percentage growth of Assets Under Management and actual Earnings Per Share for the year result in the factor to be used in the option formula.  By using the Earnings Per Share as well as the Percentage Growth of the Assets Under Management, the named executive officers are able to receive bonuses for performance demonstrated in a different way than the performance rewarded by the cash bonuses.  The Compensation Committee believes that basing long term incentive compensation on the growth and profitability of the Company in this way will incentivize the named executive officers to focus on the long term success of the Company by growing the Company and growing the Company profitably.

The following matrix was used in 2011.

		LCNB Stock Option Award Performance Matrix Guidelines
			As a Multiple of Target Award
			EPS
Growth	$1.21	$1.23	$1.25	$1.27	$1.29	$1.31	$1.33	$1.35	$1.37	$1.39	$1.41
6.50%	0.94	0.96	0.98	1.00	1.02	1.04	1.06	1.08	1.10	1.12	1.14
6.00%	0.92	0.94	0.96	0.98	1.00	1.02	1.04	1.06	1.08	1.10	1.12
5.50%	0.90	0.92	0.94	0.96	0.98	1.00	1.02	1.04	1.06	1.08	1.10
5.00%	0.88	0.90	0.92	0.94	0.96	0.98	1.00	1.02	1.04	1.06	1.08
4.50%	0.86	0.88	0.90	0.92	0.94	0.96	0.98	1.00	1.02	1.04	1.06
4.00%	0.84	0.86	0.88	0.90	0.92	0.94	0.96	0.98	1.00	1.02	1.04
3.50%	0.82	0.84	0.86	0.88	0.90	0.92	0.94	0.96	0.98	1.00	1.02
3.00%	0.80	0.82	0.84	0.86	0.88	0.90	0.92	0.94	0.96	0.98	1.00
2.50%	0.78	0.80	0.82	0.84	0.86	0.88	0.90	0.92	0.94	0.96	0.98
2.00%	0.76	0.78	0.80	0.82	0.84	0.86	0.88	0.90	0.92	0.94	0.96
1.50%	0.74	0.76	0.78	0.80	0.82	0.84	0.86	0.88	0.90	0.92	0.94

In 2011, based on actual percentage growth in assets under management of 1.92% and earnings per share of $1.21, the matrix factor was 0.76.  In 2010 the matrix factor was 1.14, based on assets under management growth of 6.24% and earnings per share of $1.40. The options are granted by the Board after year-end results are known. The day the Board approves the options is known as the grant date and the exercise price is the market price of LCNB Common Stock on that grant date. The options vest according to the following schedule on each anniversary of the Grant Date:

Years after the Grant Date	Vested Percentage

Less than 1	0%
At least 1 but less than 2	20%
At least 2 but less than 3	40%
At least 3 but less than 4	60%
At least 4 but less than 5	80%
At least 5 but no more than 10	100%

Any options which are vested and not exercised within 10 years from the date of the grant shall be deemed expired and no longer exercisable by the eligible person.

Other Compensation

The Company also provides other compensation to the named executive officers as it determines is necessary or advisable.  Mr. Wilson receives an allowance for an automobile and the named executive officers all receive payments for health insurance and long-term disability, as the Compensation Committee has decided that such small perquisites aid in the retention of the named executive officers.

Further, the Company maintains a Supplemental Income Plan for Mr. Wilson.  This plan was entered into in 1996, and provides that Mr. Wilson will receive certain benefits upon his reaching 65 years of age, or a change in control of the Company.  The Company adopted the plan in order to create an additional incentive for Mr. Wilson to continue his service with the Company as its Chief Executive Officer and to provide Mr. Wilson with added security for his retirement or in the case that the Company was sold.  The Company is not currently obligated to make any payments under this plan.

Analysis of Total Mix of Compensation

The Board of Directors feels that the combination of making bonus payments based upon specific goals for each officer and separate bonus payments tied to growth goals for the bank provides the necessary incentives to reach the bank’s objectives. The bonus and the base salary together can provide the executive officer a compensation package that is competitive with peers in the financial industry.

The following table summarizes, for the fiscal years indicated, all annual compensation earned by or granted to the Company's Chief Executive Officer, Chief Financial Officer and the three other most highly compensated executive officers whose annual salary exceeds $100,000, for all services rendered to the Company in all capacities (the "named executives"). The named executives are employees of the Bank.  The Bank is a wholly-owned subsidiary of LCNB.

This table reflects annual compensation earned by each of the named executives as a result of their service to LCNB, or the Bank.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary($)	Stock Awards ($)	Option Awards ($) (1)	Non-Equity Incentive Plan Compensation($)	Non-Qualified Deferred Compensation Earnings($)	All Other Compensation	Total ($)
Stephen P. Wilson, Chairman and Chief Executive Officer	2011 2010 2009	$ 250,000 $ 242,462 $ 226,600	N/A $ 33,945 N/A	$ 12,204 $ 10,735 $ 11,556	$ 28,750 $ 0.00 $ 25,300	$ 339,246(2) $ 259,715 $ (88,883)	$ 25,103(3) $ 24,030 $ 23,965	$ 655,303 $ 570,887 $ 195,538
Robert C. Haines II, Executive Vice President and Chief Financial Officer	2011 2010 2009	$ 91,000 $ 86,000 $ 76,000	N/A N/A N/A	$ 4,328 $ 3,600 $ 3,729	$ 10,462 $ 12,040 $ 8,165	$ 18,383(2) $ 5,952 $ 5,931	$ 12,180(3) $ 4,243 $ 3,910	$ 136,353 $ 111,835 $ 97,735
Steve P. Foster, President	2011 2010 2009	$ 175,000 $ 159,000 $ 150,000	N/A N/A N/A	$ 8,004 $ 7,105 $ 7,354	$ 20,125 $ 21,333 $ 16,100	$ 227,112(2) $ 112,953 $ 98,628	$ 19,371(3) $ 18,906 $ 20,256	$ 449,612 $ 319,296 $ 292,338
Leroy F. McKay, Executive Vice President	2011 2010 2009	$ 107,000 $ 104,000 $ 100,000	N/A N/A N/A	$ 5,235 $ 4,737 $ 5,094	$ 12,305 $ 14,560 $ 11,155	$ 119,695(2) $ 32,275 $ 38,955	$ 6,443(3) $ 7,050 $ 6,684	$ 250,677 $ 162,622 $ 161,888
Bernard H. Wright, Jr., Senior Executive Vice President	2011 2010 2009	$ 133,000 $ 129,000 $ 124,000	N/A N/A N/A	$ 6,495 $ 5,875 $ 6,356	$ 15,295 $ 18,060 $ 13,915	$ 199,245(2) $ 113,911 $ 92,448	$ 7,116(3) $ 6,176 $ 5,907	$ 361,152 $ 273,022 $ 242,626

(1)

Assumptions used in determining fair value are disclosed in the footnote “Stock Based Compensation” located on pages 93-94 of LCNB’s Annual Report in Form 10-K for the year ended December 31, 2011.

(2)

Includes above market interest paid on the non-qualified deferred compensation plan as follows: Mr. Wilson, $35,604; Mr. Foster, $20,994;  Mr. Wright, $18,354;  Mr. McKay, $4,287 and Mr. Haines, $437. The above market interest rate is calculated by subtracting 120% of the federal long-term rate (2.76%) from the rate paid by the Bank on the deferred compensation funds (currently 8%). The resulting difference of 4.69% was used to calculate the above market interest disclosed in the above table.

Also includes the change in aggregate increase in the actuarial present value of the officer’s accumulated benefit under the Bank’s defined benefit plan as follows: Mr. Wilson, $185,477; Mr. Haines, $17,946; Mr. Foster, $105,834; Mr. Wright, $101,471; and Mr. McKay, $115,408. Also includes the change in aggregate increase in the actuarial present value of the officer’s accumulated benefit under the Bank’s Non-Qualified benefit plan as follows: Mr. Wilson, $79,739; Mr. Foster, $100,284; and Mr. Wright, $79,420.  Also includes the change in actuarial present value of Mr. Wilson’s supplemental income plan of $38,426.

(3)

Includes Bank director fees for: Mr. Wilson, $14,000; and Mr. Foster, $14,000;

Includes Dakin Insurance director fees for: Mr. Wilson, $100; Mr. Foster, $100; and Mr. Wright, $100.

Includes health and long-term disability payments as follows: Mr. Wilson, $7,437; Mr. Haines, $4,969; Mr. Foster, $5,271; Mr. Wright, $7,016,  and Mr. McKay, $6,443.

Includes auto allowance for Mr. Wilson of $3,566.

Includes 401(k) contributions for Mr. Haines of $7,211.

The following table summarizes for fiscal year 2011 each grant of an award under the Company's non-equity and equity incentive plans to the Chief Executive Officer, Chief Financial Officer and the three other most highly compensated executive officers whose salary exceeds $100,000.

GRANTS OF PLAN-BASED AWARDS

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(1)			Exercise or Base Price of Option Awards ($/sh)	Grant Date Fair Value of Stock and Option Awards (2)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(k)	(l)
Stephen P. Wilson	2/14/11		$27,883	$63,040	3,690	5,271	6,325	$11.85	$12,204
Robert C. Haines II	2/14/11		$9,890	$22,360	1,309	1,870	2,243	$11.85	$4,328
Steve P. Foster	2/14/11		$18,285	$41,340	2,420	3,457	4,148	$11.85	$8,004
Bernard H. Wright, Jr.	2/14/11		$14,835	$33,540	1,963	2,804	3,365	$11.85	$6,495
Leroy F. McKay	2/14/11		$11,960	$27,040	1,583	2,261	2,713	$11.85	$5,235

(1)

Although the Estimated Future Payouts are provided in the table, the awards were granted in 2011 and are disclosed in the “Summary Compensation Table.”

(2)

Grant Date Fair Value of Option Awards granted on February 14, 2011 calculated as (total number of securities underlying options) multiplied by $2.093.

The executive officers, as well as all employees participate, in a Non-Equity Incentive Plan.  This plan rewards employees based on the financial performance of the Corporation as described in the Compensation Discussion and Analysis.  The estimated future payouts for the named officers in the above table are calculated using the ROAA scale established by the Compensation Committee and approved by the Board.  The target payout is the first ROAA (1.00%) that is rewarded and the maximum payout is the highest ROAA (1.80%) that is rewarded.  The appropriate percentage is multiplied by the officer's base salary to determine the cash award.

Only certain executive officers participate in the Equity Incentive Plan.  This plan rewards those officers with stock option grants based on a matrix that includes the growth in assets under management as well as the growth in earnings per share as described in the Compensation Discussion and Analysis.  The estimated future payouts at the threshold level used assets under management growth of 2.00% and earnings per share of $1.21 resulting in a factor of 0.76.  The estimated future payouts at the target level used assets under management growth of 5.0% and earnings per share of $1.33 resulting in a factor of 1.00.  The estimated future payouts at the maximum level used assets under management of 7.50% and earnings per share of $1.43 resulting in a factor of 1.20.  These factors, with each officer’s base salary are used to calculate the stock option awards.

The following table summarizes, as of the end of fiscal year 2011, for each of the Company’s Chief Executive Officer, Chief Financial Officer and the three other most highly compensated executive officers whose annual salary exceeds $100,000, information concerning unexercised options and unvested stock and equity incentive plan awards.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

Option Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date
Stephen P. Wilson	4,280(1) 2,820(2) 2,650(3) 2,115(4) 2,685(5) 2,444(6) 946(7) 0(8)	0 0 0 529 1,790 3,667 3,783 5,831	$13.09 $17.66 $18.95 $17.88 $12.55 $ 9.00 $11.50 $11.85	02/03/13 01/26/14 01/30/16 02/05/17 02/19/18 01/26/19 02/21/20 02/14/21
Robert C. Haines II (9)	N/A N/A N/A N/A N/A 789(6) 317(7) 0(8)	N/A N/A N/A N/A N/A 1,183 1,269 2,068	$13.09 $17.66 $18.95 $17.88 $12.55 $ 9.00 $11.50 $11.85	02/03/13 01/26/14 01/30/16 02/05/17 02/19/18 01/26/19 02/21/20 02/14/21
Steve P. Foster	2,252(1) 1,472(2) 1,460(3) 1,208(4) 1,579(5) 1,556(6) 626(7) 0(8)	0 0 0 302 1,052 2,333 2,504 3,824	$13.09 $17.66 $18.95 $17.88 $12.55 $ 9.00 $11.50 $11.85	02/03/13 01/26/14 01/30/16 02/05/17 02/19/18 01/26/19 02/21/20 02/14/21

Leroy F. McKay(9)	N/A N/A N/A N/A N/A 1,078(6) 417(7) 0(8)	N/A N/A N/A N/A N/A 1,616 1,670 2,501	$13.09 $17.66 $18.95 $17.88 $12.55 $ 9.00 $11.50 $11.85	02/03/13 01/26/14 01/30/16 02/05/17 02/19/18 01/26/19 02/21/20 02/14/21
Bernard H. Wright, Jr.	2,144(1) 1,400(2) 1,384(3) 1,122(4) 1,435(5) 1,344(6) 518(7) 0(8)	0 0 0 280 956 2,017 2,070 3,103	$13.09 $17.66 $18.95 $17.88 $12.55 $ 9.00 $11.50 $11.85	02/03/13 01/26/14 01/30/16 02/05/17 02/19/18 01/26/19 02/21/20 02/21/21

(1)

Vested 20% in 2004, 20% in 2005, 20% in 2006, 20% in 2007, and 20% in 2008

(2)

Vested 20% in 2005, 20% in 2006, 20% in 2007, 20% in 2008, and 20% in 2009

(3)

Vested 20% in 2007, 20% in 2008, 20% in 2009, 20% in 2010, and 20% in 2011

(4)

Vested 20% in 2008, 20% in 2009, 20% in 2010, and 20% in 2011

(5)

Vested 20% in 2009, 20% in 2010, and 20% in 2011

(6)

Vested 20% in 2010 and 20% in 2011

(7)

Vested 20% in 2011

(8)

Vesting will begin in 2012

(9)

Mr. Haines and Mr. McKay were not eligible to participate in the Equity Incentive Plan until 2008

Option Exercises and Stock Vested

The following table summarizes for fiscal year 2011, all exercises of options and vesting of stock awards for each of the Company’s Chief Executive Office, Chief Financial Officer and the three other most highly compensated executive officers whose salary exceeds $100,000.

OPTION EXERCISES AND STOCK VESTED

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Stephen P. Wilson	N/A	N/A	N/A	N/A
Steve P. Foster	N/A	N/A	N/A	N/A
D.J. Benjamin Jackson	N/A	N/A	N/A	N/A
Bernard H. Wright, Jr.	N/A	N/A	N/A	N/A
David S. Beckett	N/A	N/A	N/A	N/A

Defined Benefit Plan Disclosure

In 1954, the Bank adopted the LCNB National Bank Employees Pension Plan that has been amended from time to time to comply with changes in the law (the "Plan").  The Plan is a defined benefit plan that was available to substantially all of the salaried employees of the Bank.  An employee was eligible to participate in the Plan on July 1st after the attainment of age 21, the completion of 12 months of service, and the completion of at least 1,000 hours of service with the Bank during a plan year. Participants were eligible for normal retirement after age 65 or the completion of five years of participation in the Plan, whichever is later.  Participants may elect early retirement upon reaching age 60.

The Plan provided a monthly retirement benefit to Bank employees upon retirement in an amount equal to 50% of the participant's average monthly compensation, reduced proportionately (a) if the participant who was hired prior to 2002 has less than 15 years of service at the age 65 or (b) if the participant who was hired after 2001 has less than 30 years of service at age 65.  A participant's average monthly compensation is based on the five consecutive years of a participant's employment with the Bank that produce the highest monthly average.  Benefits are not reduced by Social Security payments or by payments from other sources and are payable in the form of a life annuity (ten years certain).

Effective January 1, 2009, LCNB redesigned its noncontributory defined benefit retirement plan and merged its single-employer plan into a multiple-employer plan.  Employees hired on or after January 1, 2009 are not eligible to participate in the defined benefit plan.

Effective February 1, 2009, LCNB amended the Plan to reduce benefits for those whose age plus vesting service equaled less than 65 at that date.  Employees whose age plus vesting service equaled 55 to 64 will receive a monthly retirement benefit equal to 40% of the participant’s average monthly compensation.  Employees whose age plus vesting service equaled less than 55 will receive a monthly retirement benefit equal to 30% of the participant’s average monthly compensation.  Employees who received a benefit reduction under the retirement plan amendments will receive an automatic contribution of 5% (those receiving 40% of monthly compensation) or 7% (those receiving 30% of monthly compensation) of annual compensation into their 401-K plans, regardless of the contributions made by the employees.  These employees will not receive any employer matches to their 401-K contributions. Employees whose age plus vesting service equaled 65 or greater were not impacted.

Also effective February 1, 2009, an enhanced 401-K plan was made available to those hired on or after January 1, 2009 and to those who received benefit reductions from the amendments to the noncontributory defined benefit retirement plan.  Employees hired on or after January 1, 2009 will receive a 50% employer match on their contributions into their 401-K plans, up to a maximum LCNB contribution of 3% of each individual employee’s annual compensation.

Effective February 1, 2009, LCNB established a nonqualified defined benefit retirement plan for certain highly compensated employees.  The nonqualified plan ensures that participants receive the full amount of benefits to which they would have been entitled under the noncontributory defined benefit retirement plan in the absence of limits on benefit levels imposed by certain sections of the Internal Revenue Code.

The following table summarizes, as of the end of fiscal year 2011, for each of the Company’s Chief Executive Officer, Chief Financial Officer and the three other most highly compensated executive officers whose annual salary exceeds $100,000, information concerning each plan that provides for payments or other benefits at, following, or in connection with retirement.

PENSION BENEFITS

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefits ($)	Payments During Last Fiscal Year ($)
Stephen P. Wilson	Defined Benefit Plan Non-Qualified Plan Supplemental Income	36 15	1,055,469 152,866 424,563	None None None
Robert C. Haines II	Defined Benefit Plan	17	51,228	None
Steve P. Foster	Defined Benefit Plan Non-Qualified Plan	34	555,575 165,756	None
Bernard H. Wright, Jr.	Defined Benefit Plan Non-Qualified Plan	34	642,394 137,619	None
Leroy F. McKay	Defined Benefit Plan	16	388,356	None

The Defined Benefit Plan’s actuarial assumptions used in 2011 included a discount rate of 4.40%, an expected long-term rate of return for Plan assets of 4.40%, and a future compensation rate increase of 3%. The expected long-term rate of return on Plan assets was determined using historic returns on investments, adjusted for expected long-term interest rates.

The Bank also maintains a supplemental income plan for the Chief Executive Officer, Stephen P. Wilson.  This plan began January 1, 1996.  Mr. Wilson will receive an estimated annual benefit of $83,326 upon retirement at the normal retirement age.  Monthly benefits are determined by calculating 2½% of the executive’s highest monthly average compensation and multiplying that sum by the lesser of the executive’s years of service or ten.  This benefit is paid in 120 monthly payments.

The following table summarizes, as of the end of fiscal year 2011, for each of the Company’s Chief Executive Officer, Chief Financial Officer and the three other most highly compensated executive officers whose annual salary exceeds $100,000, information concerning each defined contribution or other plan that provides for the deferral of compensation on a basis that is not tax-qualified.

NON-QUALIFIED DEFERRED COMPENSATION

Name	Executive Contributions in Last Fiscal Year ($)(1)	Registrant Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($)(2)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)
Stephen P. Wilson	33,945	None	61,691	None	804,416
Robert C. Haines II	3,010	None	759	None	10,038
Steve P. Foster	21,333	None	36,377	None	474,409
Leroy F McKay	14,560	None	7,431	None	97,488
Bernard H. Wright, Jr.	18,060	None	31,803	None	414,723

(1)

The Executive Officers’ contributions are also included in the Summary Compensation Table under Non-Equity Incentive Plan Compensation.

(2)

The portion of the Aggregate Earnings is also included in the Summary Compensation Table under Non-Qualified Deferred Compensation Earnings because the Bank is paying an above market rate on the aggregate balances that the Executive Officers have deferred.  Those amounts for each officer are: Mr. Wilson, $35,604; Mr. Foster, $20,994; Mr. McKay, $4,287; Mr. Wright, $18,354; and Mr. Haines, $437.

The Bank has a benefit plan which permits executive officers to defer all or a portion of their cash bonus. The deferred compensation balance, which accrues interest at 8% annually, is distributable in cash after retirement or termination of employment either in one lump sum payment or ten equal payments over a period of ten years, in the discretion of the executive officer.  Through the Compensation Committee, the LCNB Board of Directors determines the interest rate that will be used to calculate earnings under the plan.

Termination and Change in Control Payments

The Company does not have employment agreements with its named executive officers. Therefore, these officers are employees at will and a termination of these named executive officers as of December 31, 2011 would not have triggered any payment obligations of the Company under their employment arrangements.  However, under some of the Company’s other benefit plans, the named executive officers would have been entitled to receive payments if a termination or change in control happened on December 31, 2011.

The Deferred Compensation Plan provides that in the event of any termination of a named executive officer, or a change in control of the Company, the named executive officers affected by the termination or change in control are entitled to receive the entire amount of the deferred compensation in their account as of the next valuation date after such event.  The named executive officer may elect whether to receive the deferred compensation in one lump sum, or in annual payments over ten years.  In the event that each of the named executive officers experienced a termination event on December 31, 2011, each would be entitled to receive the following amounts under the Deferred Compensation Plan:

Stephen P. Wilson	$804,416
Robert C. Haines II	$10,038
Steve P. Foster	$474,409
Leroy F. McKay	$97,489
Bernard H. Wright, Jr.	$414,723

The Option Award Plan contains a double-trigger change of control clause that provides an acceleration of vesting for the option holder upon a change of control as follows: the period beginning three months prior to the effective date of any change of control of the Company and ending on the first anniversary of such a change of control, one hundred percent of the options granted which have been outstanding for at least six months shall vest and be exercisable by the option holder in the event that (a) the option holder’s status as an employee is involuntarily terminated by the Company for any reason other than cause, or (b) the option holder voluntarily terminates his status as an employee as the result of a material reduction in the option holder’s duties, title, or compensation from the Company.  Thus, if there was a change in control on December 31, 2011 and the named executive officers were terminated or experienced material reductions in their duties, all of the options held by the named executive officers for longer than six months would vest.  Upon such events, the named executive officers would have options convertible into the following amount of shares of the Company’s common stock vest:

Stephen P. Wilson	33,540
Robert C. Haines II	5,626
Steve P. Foster	20,168
Leroy F. McKay	7,282
Bernard H. Wright, Jr.	17,773

For the purposes of the Deferred Compensation Plan, a change in control would be deemed to have happened if a person or group obtained control of 50% of the Company’s stock, a person or group acquires 35% of the Company’s stock within a 12 month period, a majority of the members of the board of directors are replaced within a 12 month period without the endorsement of a majority of the members of the board, or if any person or group acquires assets from the Company worth at least 40% of the fair market value of all of the assets of the Company.  For the Stock Option Plan, a change in control would be deemed to have happened if a person or group obtained control of 50% of the Company's stock, or a merger or sale of substantially all of the assets, reorganization, or the a majority of the members of the board of directors are replaced, without the approval of the board of directors.

The Company maintains a Supplemental Income Plan for Steve Wilson.  Pursuant to this Supplemental Income Plan, Mr. Wilson would be entitled to payment of the present value of Mr. Wilson’s benefits to be received under the plan in the event that Mr. Wilson died or was disabled on December 31, 2011, or a change of control of the Company or the Bank occurred on that date.  The present value of the benefits under the plan as of December 31, 2011 was $424,563.  In the event that Mr. Wilson left the Company for any other reason (other than for cause) on December 31, 2011, he would not be entitled to receive any acceleration of the payments otherwise due to him under the plan.  If Mr. Wilson was terminated for cause on December 31, 2011, the Company would not have to make any future payments to him under the plan.

For the purposes of the Supplemental Income Plan, a change of control means an acquisition of 30% or more of the Bank’s shares, a reorganization of the Bank where persons who were not stockholders of the Bank prior to the reorganization own more than 50% of the Bank’s stock, a liquidation of the Bank, or a sale of all or substantially all of the Bank’s assets.

Compensation Committee Report on Executive Compensation

The Compensation Committee has reviewed and discussed the Compensation Discussion & Analysis contained in this Proxy Statement with management of the Company and has recommended its inclusion in the Company's annual report on Form 10-K and in this Proxy Statement.

The Compensation Committee of LCNB National Bank:

Rick L. Blossom	George L. Leasure
Spencer S Cropper	Anne E. Krehbiel
Kathleen Porter Stolle

INDEPENDENT REGISTERED PUBLIC ACCOUNTANTING FIRM

The independent registered public accounting firm selected by the Audit Committee for the current year is J.D. Cloud & Co., LLP, 1100 Mercantile Center, 120 East Fourth Street, Cincinnati, Ohio.  A representative of J.D. Cloud will be present at the Annual Shareholders Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

Audit Fees

The aggregate fees billed by J.D. Cloud for professional services rendered for the annual audit of the Company's financial statements, the audit of the internal control over financial reporting and the reviews of the unaudited interim consolidated financial statements included in the Company’s Quarterly Reports on Form 10-Q for the fiscal years 2011 and 2010 were $150,000 and $145,000, respectively.

Audit Related Fees

The aggregate fees billed by J.D. Cloud for assurance and related services that are reasonably related to the performance of the audit of the Company’s financial statements and not reported under “Audit Fees” were $9,424 for fiscal year 2011 and $8,943 for fiscal year 2010.  Audit related fees consist of accounting consultation in connection with the disposal of the Company’s insurance subsidiary and other matters, as well as required procedures in connection with the filing of Form S-3 in 2011; and accounting consultation relating to discontinued operations, restricted stock goodwill impairment and other matters in 2010.

Tax Fees

The aggregate fees billed by J.D. Cloud for professional services rendered for tax services, were $20,419 for fiscal year 2011 and $26,778 for fiscal year 2010.  Tax fees consisted of $13,750 for Federal, state and local income and franchise tax return preparation and $6,669 for other returns and miscellaneous consulting in fiscal year 2011.  Tax fees consisted of $13,750 for Federal, state and local income and franchise tax return preparation and $13,028 for other returns and miscellaneous consulting in fiscal year 2010.

As required by the Sarbanes-Oxley Act of 2002, the Audit Committee is responsible for the approval of all audit and permitted non-audit services performed by the independent public accountants for the Company.  The entire Audit Committee determines whether to approve such services and, therefore, no other pre-approval policies or procedures are currently in place.  The Audit Committee approved 100% of the audit and permitted non-audit services performed by J.D. Cloud.  The Audit Committee has considered and ultimately determined that the provision of any of the non-audit or other services provided by J.D. Cloud to the Company is compatible with maintaining J.D. Cloud’s independence.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting To Be Held on April 24, 2012.  The proxy statement and annual report to security holders are available at http://www.lcnbcorp.com.

The proxy statement, annual report to security holders and form of proxy are being made publicly available, free of charge, on the aforementioned website, which will remain available through the conclusion of the Annual Meeting of Shareholders to be held on April 24, 2012 at 10:00 am at the principal executive offices of LCNB Corp. at 2 North Broadway, Lebanon, Ohio 45036.  If you need directions to the location of the annual meeting in order to attend the meeting and vote in person, please call 1-800-344-2265.

2013 ANNUAL MEETING

In order for any shareholder proposals for the 2013 annual meeting of shareholders to be eligible for inclusion in the Company's proxy statement relating to that meeting to be presented for shareholder action at that meeting, they must be received by the Secretary of the Company at P.O. Box 59, Lebanon, Ohio 45036, prior to November 30, 2012.  The form of proxy distributed by the Company with respect to the 2013 annual meeting of shareholders may include discretionary authority to vote on any matter which is presented to the shareholders at the meeting (other than management) if the Company does not receive notice of that matter at the above address prior to January 15, 2013.

OTHER MATTERS

The Board of Directors does not know of any other business to be presented at the meeting and does not intend to bring other matters before the meeting.  However, if other matters properly come before the meeting, it is intended that the persons named in the accompanying proxy will vote thereon according to their best judgment in the interests of the Company.

By Order of the Board of Directors

_______________________________________

Stephen P. Wilson

Chairman and Chief Executive Officer

REVOCABLE PROXY

LCNB CORP.

[X]  PLEASE MARK VOTES

        AS IN THIS EXAMPLE

ANNUAL MEETING OF SHAREHOLDERS April 24, 2012 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.	1. Proposal 1. Election of Directors. The nominees for the Class I Directors to serve a three-year term and until their successors are elected and qualified are:	WITH- FOR ALL FOR HOLD EXCEPT
[ ] [ ] [ ]

Class I – Stephen P. Wilson

Class I – Spencer S. Cropper

INSTRUCTION:  To withhold authority to vote for any individual nominee, mark "For All Except" and write that nominee's name in the space provided below.

FOR AGAINST ABSTAIN

The undersigned hereby appoints W. Jean Bell, E. James Cochran and Joseph W. Schwarz, and each of them, with full power of substitution, as proxies to vote, as designated below, for and in the name of the undersigned all shares of stock of LCNB Corp. which the undersigned is entitled to vote at the annual meeting of the shareholders of said Company scheduled to be held on April 24, 2012 at 2 North Broadway, Lebanon, Ohio or at any adjournments or recesses thereof.

Please mark X in the appropriate box.  The Board of Directors recommends a FOR vote for each of proposals 1 and 2.

	2. Proposal 2. To ratify the appointment of J.D.& Co., LLP as the independent registered accounting firm for the company.	[ ] [ ] [ ]

3.  In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.

This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder.  If no direction is made, this proxy will be voted FOR the election of Directors.

ALL FORMER PROXIES ARE HEREBY REVOKED

Please be sure to sign and date

Date

this Proxy in the box below

Shareholder sign above

Co-holder (if any) sign above

Detach above card, sign, date and mail in postage paid envelope provided.

LCNB CORP.

P.O. Box 59, Lebanon, Ohio  45036

(Please sign exactly as your name appears hereon.  All joint owners should sign.  When signing in a fiduciary capacity or as a corporate officer, please give your full title as such)

Please mark, sign, date and mail this proxy in the envelope provided.

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.